CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

David P. Butler and Gerard K. O’Reilly, Co-Principal Executive Officers, and Jan Miller, Principal Financial Officer, of Dimensional ETF Trust, a Delaware statutory trust (the “Registrant”), each certify that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ David P. Butler
David P. Butler
Co-Principal Executive Officer
Dimensional ETF Trust

Date: July 7, 2022

By:	/s/ Gerard K. O’Reilly
Gerard K. O’Reilly
Co-Principal Executive Officer
Dimensional ETF Trust

Date: July 7, 2022

By:	/s/ Jan Miller
Jan Miller
Principal Financial Officer
Dimensional ETF Trust

Date: July 7, 2022